UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	333-136110	20-5188065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1399 Franklin Avenue, Suite 100, Garden City, New York 11530

(Address of Principal Executive Office) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2021, GTJ Realty, LP, a Delaware limited partnership (the “Borrower”), entered into a First Amended and Restated Credit Agreement (the “Credit Agreement”) with KeyBank National Association (the “Administrative Agent”), the other lenders which are parties thereto (collectively, the “Lenders”), and KeyBanc Capital Markets Inc., as lead arranger. The Credit Agreement provides for a $75 million senior secured credit facility (the “Credit Facility”), consisting of (i) a $25 million revolving line of credit facility, with an initial term of three years and two one-year extension options, subject to certain other customary conditions (the “Revolver”) and (ii) a $50 million term loan facility, with an initial term of four years and a one-year extension option and subject to certain other customary conditions, which was funded in a single advance on October 22, 2021 (the “Term Loan”).  Up to $10 million of the total commitments under the Credit Facility will be available for the issuance of letters of credit and swing line loans.

So long as no default or event of default has occurred and is continuing, the Borrower shall have the right, from time to time, to request an increase in the size of the Term Loan, request an additional incremental term loan facility, or increase commitments under the Revolver, collectively in an aggregate amount that would not cause the Credit Facility to exceed $125 million (the “Accordian”). Accordian commitments can be committed at closing or any time thereafter and the Accordian commitments will be syndicated on a best efforts basis.

Loans drawn down by the Borrower under the Credit Facility must specify, at the Borrower’s option, whether they are base rate loans or LIBOR rate loans. Borrowings under the Credit Facility bear interest at a rate equal to, at Borrower’s option, either (1) the applicable average LIBOR rate as shown in Reuters Screen LIBOR01 Page (or any successor service, or commercially available source providing such quotations); provided if the rate shown on Reuters Screen LIBOR01 Page (or any successor service) shall be less than zero, such rate shall be deemed to be zero, or (2) a base rate determined by reference to the greatest of (a) the fluctuating annual rate of interest announced from time to time by the Administrative Agent as its “prime rate,” (b) 0.50% above the federal funds effective rate, or (c) then applicable LIBOR  for an interest period of one (1) month plus 1.00% per annum; provided that in no event shall the Base Rate be less than zero, and in each case of clauses (1) and (2), plus an applicable margin, depending upon the overall leverage of the properties and whether the loan is under the Revolver or Term Loan facilities.  Base Rate loans and LIBOR rate loans may be converted to loans of the other type, subject to certain conversion conditions.  Each Revolver loan will be evidenced by a separate promissory note.

The Borrower agreed to pay to the Lenders an unused fee under the Revolver in the amount calculated as 0.20% for usage less than 50% and 0.15% for usage 50% or greater, calculated as a per diem rate, multiplied by the excess of the total commitment over the outstanding principal amount of the loans under the total Revolver commitment at the time of the calculation.  The Borrower has the right to reduce the amount of loan commitments under the Revolver or terminate the Revolver in accordance with the terms and conditions of the Credit Agreement.

Due to the revolving nature of the Revolver, amounts prepaid under the Revolver may be borrowed again, provided availability under the Credit Agreement permits. Amounts repaid under the Term Loan may not be re-borrowed. The Credit Agreement contemplates (i) mandatory prepayments by the Borrower of any borrowings under the Credit Facility in excess of the total allowable commitment, among other events, and (ii) optional prepayments, at any time without any fees or penalty, in whole or in part, subject to payments of any amounts due associated with the prepayment of LIBOR rate contracts.

The Borrower’s obligations under the Credit Facility are secured by (i) perfected first priority lien and security interest to be held by the Administrative Agent for the benefit of the Lenders in certain of the property, rights and interests of the Borrower, the guarantors and their subsidiaries now existing and as may be acquired, and (ii) any new real estate or any interest therein or to refinance indebtedness secured thereby, financed by the Credit Facility, in whole or in part, which shall be subject to approval by the Administrative Agent in its reasonable discretion, which will serve as additional collateral for the Credit Facility. Any subsidiaries that are not prohibited from being guarantors shall be guarantors. The parties to the Credit Agreement also entered into several side agreements, including, the Joinder Agreements, the Assignment of Interests, the Acknowledgments, the Mortgages, the Guaranty, and other agreements and instruments to facilitate the transactions contemplated under the Credit Agreement. Such agreements contain terms and provisions that are customary for instruments of this nature.

The Borrower’s continuing ability to borrow under the Credit Facility will be subject to its ongoing compliance with various affirmative and negative covenants, including, among others, with respect to maximum consolidated leverage ratio, minimum consolidated fixed charge coverage ratio, minimum liquidity, minimum consolidated tangible net worth, minimum debt yield, maximum distributions, mininum occupancy, permitted investments and restrictions on indebtedness. The Credit Agreement contains events of default and remedies customary for loan transactions of this sort including, among others, those related to a default in the payment of principal or interest, an inaccuracy of a representation or warranty, and a default with regard to performance of certain covenants. The Credit Agreement includes customary representations and warranties of the Borrower, which must continue to be true and correct in all material respects as a condition to future draws. In addition, the Credit Agreement also includes customary events of default (in certain cases subject to customary cure), in the event of which, amounts outstanding under the Credit Facility may be accelerated.

The contemplated uses of proceeds under the Credit Agreement include the (i) payment of closing costs in connection with the Credit Agreement, (ii) repayment of indebtedness, (iii) acquisitions, development and capital improvements, (iv) general corporate and working capital purposes, and (v) purchase contract deposits and, subject to the terms and conditions of the Credit Agreement, stock repurchases.

The foregoing descriptions of the Credit Agreement and other related agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements. These various agreements contain representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to such agreements and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in such agreements and instruments by disclosures that were made to the other party in connection with the negotiation of such agreements and instruments;

•	may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and

•	were made only as of the date of such agreements and instruments or such other date or dates as may be specified in such agreements and instruments.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GTJ REIT, Inc. By: /s/ Louis Sheinker Louis Sheinker President and Chief Operating Officer

Date: October 26, 2021